CAMELOT CORPORATION
                             PROXY
                FOR THE HOLDERS OF COMMON SHARES
                         AND PREFERRED SHARES, SERIES J
    THIS PROXY IS SOLICITED ON BEHALF OF CAMELOT CORPORATION
  SPECIAL MEETING TO BE HELD ON  July 14,  1997 AT 10:00 A.M.

The undersigned shareholder of Camelot Corporation (the "Company") hereby appoints Daniel Wettreich, or failing him, Jeanette P. Fitzgerald as Attorneys and Proxies to vote all the shares of the undersigned at said Special Meeting of Stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorney and Proxies may do or cause to be done by virtue thereof. The above-named Attorneys and Proxies are instructed to vote all the undersigned's shares as follows:


1.   THE APPROVAL OF A 1 for 40 REVERSE STOCK SPLIT:

      The  Company  is seeking approval of a reverse stock split wherein  1  new
common share will be issued for    each 40 old common shares and 1 new preferred
share, series J will be issued for each 40 old preferred    shares, series J.

          AGAINST  o         FOR  o        ABSTAIN  o


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.


              Dated this _______ day of ______________, 1997



              ______________________________________________
                       Signature of Shareholder



              ______________________________________________
                       Signature of Shareholder



              ______________________________________________
                          Please Print Name



              ______________________________________________
                          Please Print Name

Please date and sign exactly as your name or names appear on your stock certificate. Joint owners should each sign personally. If signing in any fiduciary or representative capacity, give full title as such and provide authorization. For shares held by a corporation, please affix its corporate seal.

PLEASE  MARK,  SIGN,  DATE  AND  RETURN THE PROXY PROMPTLY  USING  THE  ENCLOSED
ENVELOPE.

                      CAMELOT CORPORATION
                          Camelot Place
                       17770 Preston Road
                      Dallas, Texas 75252

               NOTICE OF MEETING OF SHAREHOLDERS


                  To be Held On July 14, 1997

      Notice is hereby given that the Special Meeting of Shareholders of Camelot Corporation (the "Company") will be held at the Marriott Quorum, 14901 Dallas Parkway, Dallas, Texas 75240 on the 14th of July, 1997 at 10:00 a.m., local time, for the following purposes:

     (1)  To approve a 1 for 40 reverse stock split.

     (2) To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     The accompanying Proxy Statement contains information regarding, and a more complete description of, the items of business to be considered at the meeting.

      Only shareholders of record at the close of business on June 9, 1997 are entitled to notice of, and to vote at, the Meeting of Shareholders and any adjournment(s) thereof.

      You are cordially invited to attend the meeting, but if you are unable to do so, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED SELF ADDRESSED ENVELOPE. If you attend the meeting, you may vote in person if you wish, whether or not you have returned the proxy. In any event, a proxy may be revoked at any time before it is exercised.

By Order of the Board of Directors


Jeanette Fitzgerald
Corporate Secretary


Dallas, Texas
June 30, 1997

                      CAMELOT CORPORATION
                          Camelot Place
                       17770 Preston Road
                      Dallas, Texas 75252


                        PROXY STATEMENT

                              for

                SPECIAL MEETING OF SHAREHOLDERS

                    To be Held July 14, 1997


  This Proxy Statement is sent to shareholders of Camelot Corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting of Shareholders of the Company to be held on July 14, 1997 at 10:00 a.m., local time at the Marriott Quorum, 14901 Dallas Parkway, Dallas, Texas 75240 and any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. Solicitation of proxies may be made in person or by mail, telephone or telegraph by directors, officers, and regular employees of the Company. The Company will also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of common stock of the Company held of record by such persons, and the Company will reimburse the forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement and the enclosed proxy are first being sent to shareholders of Camelot Corporation on or about June 30, 1997.

Pursuant to the Private Securities Litigation Reform Act of 1995 the Company notes that, in addition to historical information, certain information within this proxy statement contains forward looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth including but not limited to competition among employers for appropriate personnel, Camelot's dependence on outside suppliers and the need to go to outside consulting sources, the continued ability to create and /or acquire products that customers will accept; the impact of competition and changing competitors; the changing nature of regulations and the manner in which they are interpreted; and pricing pressures in addition to normal economic and world factors beyond the control of the Company.

                     REVOCATION OF PROXIES

  Any Shareholders returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Corporate Secretary of the Company of such revocation prior to its use, (b) by voting in person at the meeting, or (c) by executing and filing with the Corporate Secretary of the Company a later dated proxy.

           OUTSTANDING STOCK AND CERTAIN SHAREHOLDERS

  The voting securities of the Company are shares of its common stock, $0.01 par value ("Common Stock") and shares of its Preferred Stock, Series J $0.10 par value ("Preferred Stock"), each share of which entitles the holder to one vote at the Special Meeting of Shareholders and any adjournment(s) thereof. At June 9, 1997 there were outstanding and entitled to vote 40,920,337 shares of Common Stock. As of June 9, 1997 there were outstanding and entitled to vote 39,463,691 shares of Preferred Stock. Only shareholders of record at the close of business on June 9, 1997, are entitled to notice of, and to vote at, the Special Meeting of Shareholders and any adjournment(s) thereof.

  The following table sets forth as of June 9, 1997 information known to the management of the Company concerning the beneficial ownership of Common Stock and Preferred Stock by (a) each person who is known by the Company to be the beneficial owner of more than five percent of the shares of Common Stock outstanding, (b) each director of the Company owning Common Stock, and (c) all directors and officers of the Company as a group (6 persons).

Name and Address of        Amount and Nature of             Percent
Beneficial Owner          Beneficial Ownership             of Class

Daniel Wettreich             57,216,756  <F1><F2><F7>       67.7%
17770 Preston Road
Dallas, Texas 75252

Jeanette P. Fitzgerald         4,098,000  <F3>               5.1%
17770 Preston Road
Dallas, Texas 75252

Allan Wolfe                       65,000 <F4>                    *
390 South River Road
Suite 5
Bedford
New Hampshire  03110

Bruce Baldwin                           0                         *
8150 Central Expressway
Suite 100
Dallas, Texas 75206


David McCurley                     60,000 <F5>                   *
17770 Preston Road
Dallas, Texas  75252

Robert Gregory                 39,483,691 <F6><F7>               49.1%
17770 Preston Road
Dallas, Texas  75252

All Officers and Directors     65,856,756 <F1><F2><F3><F4>       67.9%
as a group (6 persons)                     <F5><F6><F7>

* Under 0.1%

Adina, Inc.                   39,463,691   <F7>                  49%
17770 Preston Road
Dallas, Texas  75252

[FN]

     (1) 2,414,665 of these shares are owned by AM Investments Ltd. a U.K. company ("AMI") of which Mr. Wettreich is a director and officer. 1,000,000 of these shares are owned by Wettreich Financial Consultants, Inc. ("WFC"), a Texas company owned by the wife and children of Mr. Wettreich. 650,000 of these shares are owned by Forme Capital, Inc., ("Forme"), a Delaware company of which Mr. Wettreich is a director and
       officer.   3,268,400 of these shares are owned by Meteor Technology
       plc ("Meteor"), a UK company of which Mr. Wettreich is a director and officer. 39,463,691 of these are Preferred Stock owned by Adina,Inc., ("Adina") a Delaware corporation of which, Mr. Wettreich is a director and officer. Mr. Wettreich has disclaimed any beneficial interest in the shares owned by AMI, WFC, Forme, Meteor and Adina.


       (2)    Includes   options  to  purchase  8,000,000  shares   granted   to
Daniel Wettreich, which options are not exercised.

          (3) Includes options to purchase 150,000 shares granted to Jeanette Fitzgerald, which options are not exercised. 650,000 of these shares are owned by Forme of which Ms. Fitzgerald is an officer and director. 3,238,400 of these shares are owned by Meteor of which Ms. Fitzgerald is an officer and director. Ms. Fitzgerald has disclaimed any beneficial interest in the shares owned by Meteor and Forme.

          (4) Includes an option to purchase 55,000 shares granted to Allan Wolfe, which option is not exercised.

          (5) Includes an option to purchase 60,000 shares granted to David McCurley, which option is not exercised.

     (6) Includes options to purchase 20,000 shares granted to Robert Gregory, which options are not exercised. Includes 39,463,691 Preferred Shares owned by Adina of which Mr. Gregory is an officer and director. Mr. Gregory has disclaimed any beneficial interest in the shares owned by Adina.

     (7) Includes 39,463,691 Preferred Shares, Series J of the Company. These shares are owned by Adina, Inc. of which Mr. Wettreich and Mr. Gregory are directors and officers. They have disclaimed all beneficial ownership in the shares. See "Certain Relationships and Related Transactions".
     [/FN]



         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           The Company paid management fees of $44,000 in 1996 and $286,000 in 1995 to Wettreich Financial Consultants, Inc. ("WFC"), a company affiliated with the President of the Company. These management services consisted of the provision of the services of the President and Corporate Secretary of Company. The amount was determined by the time, effort, and skill required to provide these services. The President and the Corporate Secretary of the Company were employees of WFC during the fiscal year ended April 1995 and received no compensation from the Company.

      During the years ended April 1995 and 1996, Stock Transfer Company of America, Inc., owned by a company affiliated with the President of the Company, provided stock transfer services to the Company and a total of $3,843 and $16,598 were paid by the Company for these services. In the opinion of the Board of Directors, the terms of these transactions was as fair to the company as could have been made with an unaffiliated party.

      The Company leases 10,000 square feet of offices from Forme Capital, Inc., ("Forme") a company affiliated with the President of the Company. The lease is for a term of 5 years commencing September 1993 at $8 per square foot. Total rent paid during fiscal 1996 and 1995 was $80,000, respectively. The lease agreement and transactions related thereto were approved by a vote of Company's shareholders.

      The Company received a loan from Forme totaling $406,000 in fiscal 1995. Payments of $236,000 and $190,000 were made in fiscal years 1996 and 1995, respectively. Forme converted the remaining balance of $450,000 to common stock of the Company during fiscal 1996. Total interest paid during fiscal 1996 was $11,615 and during fiscal 1995 was $35,961.

      During fiscal 1996 and 1995, the Company received dividend payments from Forme Capital, Inc., Preferred Shares Series C in the amount of $46,657 for 1996 and $46,657 for 1995.

     On March 9, 1995, the Company issued 15,000 common shares valued at $22,500 to a company for a mailing list. The president of that company was the wife of the then president of Camelot Distributing, Inc., one of the Company's subsidiaries.

      On  January  17,  1996, the Company's disinterested directors  approved  a
secured  loan to the Corporate Secretary  in the amount of $75,156.   This  loan
bears interest at a rate 6% per annum.

      On August 1, 1996, the Company's disinterested directors approved a secured loan to the Corporate Secretary in the amount of $14,000. This loan bears interest at a rate of 6% per annum and has been repaid as of January 31, 1997.

      On  September  25, 1996 the Company's disinterested directors  approved  a
secured loan to the President of the Company in the amount of $1,800,000.   This
loan bears interest at a rate of 6% per annum.

      On March 4, 1997, the Company acquired the US and Canadian rights to PCAMS software a payphone contract and management system software from Meteor Technology, plc payable by the cancellation of 2,000,000 pounds of loan stock owed to the Company by Meteor and 500,000 pounds by the issuance by the Com-pany to Meteor of 3,238,400 restricted common shares. Mr. Wettreich and Ms. Fitzgerald who are directors of both companies did not participate in any directors votes in relation to this transaction.

      On March 27, 1997, the Company created a new wholly owned subsidiary, mrcdrom.com, inc., to establish a software Internet catalogue. On April 3, 1997, mrcdrom.com filed a registration statement with the Securities and Exchange Commission (the "SEC"). The filing, still in preliminary stages, will enable mrcdrom.com to offer for sale 1,500,000 common shares of mrcdrom.com at $4.00 per share with a minimum offering of $250,000. No offers or sales are being made until such time as the SEC declares the registration statement effective and such offers and sales can only be made through the use of an appropriate Prospectus.

      On May 20, 1997, the Company's subsidiary Third Planet Publishing, Inc. ("TPP") amended the terms of its existing distribution agreement with DigiPhone International Limited ("DI") a subsidiary of Meteor Technology plc. This will enable DI to market exclusively all TPP products on a worldwide basis. Mr.
Wettreich and Ms. Fitzgerald who are directors of these companies did not participate in any directors votes in relation to this transaction.

      In May, 1997, the Company accepted a Preferred Share, Series J stock subscription by Adina, Inc., a public company of which Mr. Wettreich and Mr. Gregory are directors and officers. Mr. Wettreich did not participate in any directors vote in respect to this transaction. The consideration for the issuance of the Preferred Shares was the transfer of eighty (80%) percent of the public company whose major asset is fifty-seven (57%) percent of the outstanding ordinary shares of Meteor Technology, plc, a United Kingdom public company. The Preferred Shares, Series J have one vote per share voting with the common shares, have a liquidation preference over the common shares but are subordinate to the outstanding Preferred Shares, are not convertible and pay no dividend. They also are subject to a forward or reverse split in any instances for which the common shares are subject to a forward or reverse split on the exact same basis.

      On May 30, 1997,the Company subscribed for 500,000 pounds 1997-2007 10% unsecured redeemable loan stock of Meteor Technology plc, a UK public company by paying cash. Mr. Wettreich and Ms. Fitzgerald who are directors of both companies did not participate in any directors votes in relation to this transaction.

     The Company has no compensatory plans or arrangements whereby any executive officer would receive payments from the Company or a third party upon his resignation, retirement or termination of employment, or from a change in control of the Company or a change in the officer's responsibilities following a change in control other than Mr. Wettreich. Under the 1996 Stock Option Plan or under the Company's 1991 Outside Directors Stock Option Plan options granted under these plans contain provisions pursuant to which the unvested portions of outstanding options become immediately exercisable and fully vested upon a merger of the Company in which the Company's stockholders do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company or its successor, if the successor corporation fails to assume the outstanding options or substitute options for the successor corporation's stock to replace the outstanding options. The outstanding options will terminate to the extent they are not exercised as of consummation of the merger, or assumed or substituted for by the successor corporation.

      On  July  1,  1995, Company entered into an employment contract  with  Mr.
Wettreich  whereby  he  was employed as Chairman, Chief  Executive  Officer  and
President of the Company for a period of ten years at an annual salary of $250,000 and a cash bonus equal to 5% of the Company's annual profits before taxation. In the event of Mr. Wettreich's death during the term of the agreement, the Company will pay annual death benefits of $250,000 for a period of four years. Mr. Wettreich may terminate his employment after the date of a change in control of the Company. A change in control is defined as any person other than Mr. Wettreich or his family interests becomes beneficial owner, directly or indirectly of common stock of the Company representing 30% or more of the Company's issued and outstanding common stock or if the Incumbent Board as defined, ceases to constitute a majority of the board of directors. If Mr. Wettreich terminates his employment after a change of control in the company, he shall be paid (i) the base salary and any bonuses payable to him under the agreement or (ii) an amount equal to the product of the annual base salary and bonus paid to Mr. Wettreich during the year preceding the termination date multiplied by five whichever of (i) or (ii) is more. In the circumstances whereby Mr. Wettreich terminates his employment for good reason, as defined, he will receive payments in accordance with the payments received if termination occurs after a change of control of the Company.


    COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES AND EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person.

Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believe that all filing requirements applicable to the Company's executive officers, director, and more than 10% stockholders were complied with.


                     SHAREHOLDER PROPOSALS

    According to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, a shareholder may require that certain proposals suggested by the shareholders be voted upon at a shareholders meeting. Information concerning such proposal may be submitted to the Company for inclusion in the Company's Proxy Statement. Such proposals must be submitted to the Company before July 19, 1997 for consideration at the 1997 shareholders meeting.







                     MANAGEMENT PROPOSAL I

                APPROVAL OF A 1-40 REVERSE STOCK



    The following resolution will be offered by Management pursuant to the Board of Directors resolutions at the meeting:

   "RESOLVED, that the outstanding common shares and preferred stock, series J, of the Company shall have a one for forty reverse stock split;"

The NASDAQ Stock Market has approved changes to the maintenance listing standards for issuers listed on NASDAQ. They can be found on the NASDAQ web page at http://www.nasdaq.com under the section referring to listing standards. Your Company satisfies all the amended requirements, including the corporate governance standards that will now be applied except for the minimum share price. In the past this minimum number has been an alternative of $1.00 per share or a minimum asset number which your Company satisfies. The new rules which the Board has every indication shall become effective shortly, if not by the time of this Special Meeting, require the Company to increase its share price to at least the $1.00 level because there is no alternative to the required share price. There is no guarantee that a reverse stock split will result in the $1.00 per share price being achieved and the Company meeting or continuing to meet Nasdaq's new listing requirements. The terms of the
Preferred Stock require that any forward and/or reverse stock split of the outstanding common shares shall be applied in the exact same manner to the Preferred Stock. The Board recommends the reverse stock split of one new common share for forty of the present common shares.

Upon approval by the shareholders, the transfer agent will be instructed to automatically convert to post reverse shares and pay any fractional shares as set out below. All fractional shares will be paid to shareholders upon submission of their certificates to the transfer agent. Shareholders will be paid an amount equivalent to the fractional share times the market bid price of the shares as quoted on NASDAQ the first full trading day after the meeting.





                              SHAREHOLDER APPROVAL

            Shareholders, representing a majority of those common shares and Preferred Shares, Series J voting together, outstanding, and eligible to vote must return proxies to constitute a quorum, including abstentions. A majority of those shares constituting the quorum eligible to vote is required for approval of Management Proposal I.


                                 OTHER BUSINESS

    The Board of Directors of the Company does not know of any other business to be presented at the Special Meeting. If any other matters are properly brought before the meeting, however, it is intended that the persons named in the accompanying form of proxy will vote such proxy in accordance with their best judgment.

   By order of the Board of Directors



Jeanette P. Fitzgerald
Corporate Secretary
Dallas, Texas
June 30, 1997